Pursuant to Rule 424(b)(3)
Registration No. 333-111679

SUPPLEMENT TO PROSPECTUS

DATED JANUARY 29, 2004

PSYCHIATRIC SOLUTIONS, INC.

4,932,932 Shares

Common Stock

     The prospectus, dated January 29, 2004 (the “Prospectus”), to which this supplement, dated May 5, 2004, is attached (the “Supplement”), relates to the resale by the holders thereof of up to an aggregate of 4,891,502 shares of common stock, $.01 par value per share (“Common Stock”), of Psychiatric Solutions, Inc. (the “Company”) that are issuable upon the conversion of the Company’s series A convertible preferred stock and 41,430 shares of Common Stock that are held by certain of the selling stockholders. This Supplement together, with the Prospectus, is to be used by certain holders of Common Stock or by their transferees, pledgees, donees or their successors in connection with the offer and sale of Common Stock. You should read this Supplement in conjunction with the Prospectus. This Supplement is qualified by reference to the Prospectus except to the extent that the information in this Supplement supersedes the information contained in the Prospectus.

     The table appearing under the heading “Selling Stockholders” in the Prospectus is hereby amended and superseded in part by the information appearing in the table below.

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Oak Investment Partners X, Limited Partnership(2)
522 Fifth Avenue Fund LP	669	669	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager	7,697	7,697	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 04/01/03	211	211	*
Abbott Capital Private Equity Fund III, L.P., by Abbott Capital Management, LLC as Investment Manager - 01/01/04	527	527	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager	5,772	5,772	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager - 04/01/03	158	158	*
Alaska State Pension Investment Board by Abbott Capital Management, LLC as Investment Manager - 01/01/04	395	395	*
Asset Management Private Equity, L.P.	3,848	3,848	*
ATWILL CSFB Private Equity Partners, L.P.	1,924	1,924	*
Auda Ventures L.P.	3,848	3,848	*
BancBoston Investments Inc.	2,347	2,347	*
BAS Oak X, LLC	11,987	11,987	*
President and Trustees of Bates College	1,155	1,155	*
BM-CSAM Private Equity Fund, L.P.	1,924	1,924	*
Trustees of Boston University	1,155	1,155	*
BSC Venture Fund LLC	2,228	2,228	*
California Emerging Ventures II, LLC	9,621	9,621	*
Cambria Investors, LLC	385	385	*
Hamilton Lane–Carpenters Partnership Fund, L.P.	1,924	1,924	*
CDB Web Tech International L.P.	3,848	3,848	*
CGI Private Equity L.P. LLC	7,697	7,697	*
The Trustees of the Cheyne Walk Trust	1,924	1,924	*
Mellon Bank N.A., solely in its capacity as Custodian for The Children’s Hospital Foundation (as directed by The Children’s Hospital Foundation), and not it its individual capacity	1,924	1,924	*
The Church Pension Fund	5,772	5,772	*
Citicorp Citigroup Investments	1,924	1,924	*
Citigroup Pension Plan	1,924	1,924	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Commonfund Capital Partners 1999, L.P. By: Fairfield Partners 1999, its General Partner	96	96	*
Commonfund Capital Venture Partners VI, L.P.	4,618	4,618	*
Constitution Liquidating Fund, L.P.	6,667	6,667	*
JPMorganChase Bank as directed Trustee for the Corning Incorporated Retirement Master Trust	2,886	2,886	*
Credit Suisse Global Post-Venture Capital Fund	577	577	*
Credit Suisse Trust — Global Post-Venture Capital Portfolio	577	577	*
Crossroads Constitution Limited Partnership	67	67	*
CSFB Fund Investments VII Holdings, L.P.	4,618	4,618	*
Cutler Oil & Gas Corporation	1,539	1,539	*
Cymi, Ltd.	1,924	1,924	*
Trustees of Dartmouth College	2,694	2,694	*
Diageo Pension Trust Limited	750	750	*
William S. Dietrich II Revocable Trust	1,539	1,539	*
DLJ Venture Partners A, L.P.	804	804	*
DLJ Venture Partners B, L.P.	1,120	1,120	*
Alfred I. duPont Trust	3,848	3,848	*
EFG Trust II	1,830	1,830	*
Emory University	11,545	11,545	*
Endowment Venture Partners V, L.P. By: Fairfield Partners 2000, its General Partner	15,393	15,393	*
JPMorganChase Bank, as Trustee for First Plaza Group Trust	9,621	9,621	*
FLAG Venture Partners IV, L.P.	17,317	17,317	*
Gerald R. Gallagher	1,509 (3)	1,036	*
HarbourVest Partners VI-Parallel Partnership Fund L.P.	722	722	*
HarbourVest Partners VI-Partnership Fund, L.P.	8,899	8,899	*
HarbourVest Partners VII — Venture Partnership Fund L.P.	1,924	1,924	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger	3,079	3,079	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 04/01/03	84	84	*
Employees’ Retirement System of the State of Hawaii, by Abbott Capital Management, LLC as Investment Manger - 01/01/04	211	211	*
Hewlett-Packard Company Group Trust	3,848	3,848	*
HK Capital LLC	770	770	*
Horsley Bridge Netherlands VII, L.P.	5,772	5,772	*
Horsley Bridge VII, L.P.	23,090	23,090	*
Houston Police Officers Pension System	5,772	5,772	*
Houston Police Officers Pension System - 04/01/03	158	158	*
Houston Police Officers Pension System - 01/01/04	395	395	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager	1,924	1,924	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	53	53	*
Northern Trust Company for the Illinois Municipal Retirement Fund, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	132	132	*
Illinois Municipal Retirement Fund Master Trust	847	847	*
ING Pomona Private Equity Fund	1,067	1,067	*
International Business Machines Corporation	1,924	1,924	*
JDH Investors I, LLC	2,309	2,309	*
J.P. Morgan Pooled Corporate Finance Institutional Investors LLC	8,942	8,942	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
J.P. Morgan Pooled Corporate Finance Private Investors LLC	2,550	2,550	*
Ewing Marion Kauffman Foundation	2,694	2,694	*
John S. & James L. Knight Foundation	3,848	3,848	*
Lord Baltimore Venture Capital Partners, LLC	2,886	2,886	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager	1,924	1,924	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	53	53	*
Board of Fire & Police Pension Commissioners of the City of Los Angeles, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	132	132	*
Los Angeles County Employees Retirement Association	7,697	7,697	*
Mellon Trust of New England, N.A. as Trustee for the Lucent Techologies Inc. Master Pension Trust	32,711	32,711	*
The Lawrenceville School	1,155	1,155	*
Robert S. Mandra	385	385	*
The Markaz/Hamilton Lane Technology Fund, L.P.	770	770	*
Mathile Family Foundation	1,155	1,155	*
MejeanView LLC	385	385	*
MERS Investment Partnership, L.P.	1,924	1,924	*
Miami Corporation	4,618	4,618	*
Miami Partners, L.P.	192	192	*
State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees’ Retirement System, State Employees’ Retirement System, and Michigan State Police Retirement System	13,469	13,469	*
Regents of the University of Michigan	3,848	3,848	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the Employees Retirement Income Plan Trust of Minnesota Mining and Manufacturing Company, (as directed by 3M Benefit Funds Investment), and not in its individual capacity	9,621	9,621	*
The Mohawk River Fund II L.P.	3,848	3,848	*
Montagu Newhall Global Partners, LP	1,155	1,155	*
Eileen M. More	385	385	*
Moussecapade, L.P.	3,848	3,848	*
Moussescale	1,924	1,924	*
The New Mexico State Investment Council Land Grant Permanent Fund	3,868	3,868	*
The New Mexico State Investment Council Severance Tax Permanent Fund	1,905	1,905	*
The Norinchukin Bank	11,545	11,545	*
Northeastern University	1,155	1,155	*
Northern Trust Corporation	1,732	1,732	*
Northern Trust Private Equity Fund, L.P.	1,155	1,155	*
Northwestern University	7,697	7,697	*
University of Notre Dame du Lac	1,924	1,924	*
Novell, Inc.	3,848	3,848	*
Old Westbury Global Private Equity Fund, LLC	3,848	3,848	*
Old Westbury Venture Capital Fund II, LLC	3,544	3,544	*
Sal Oppenheim Jr. & Cie. KGaA	2,694	2,694	*
Oppenheim Private Equity Holding Blocker GmbH	1,155	1,155	*
Pantheon International Participations PLC	962	962	*
Pantheon USA Fund IV, L.P.	4,368	4,368	*
Pantheon USA Fund V, L.P.	1,155	1,155	*
PEI Capital Partner II, L.P.	1,155	1,155	*
Lauer & Co. Agent for J.H. Pew Freedom Trust	539	539	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Lauer & Co. Agent for J.N. Pew, Jr. Trust	269	269	*
Lauer & Co. Agent for Mabel Pew Myrin Trust	346	346	*
Lauer & Co. Agent for The Medical Trust	154	154	*
Lauer & Co. Agent for Pew Memorial Trust	2,540	2,540	*
The Pfizer Foundation, Inc.	1,924	1,924	*
Master Trust between Pfizer Inc. and The Northern Trust Company	17,317	17,317	*
Pomona College	2,309	2,309	*
Pomona Partnership Holdings III, L.P.	754	754	*
Pomona Partnership Holdings III Portfolio, L.P.	3,952	3,952	*
Portfolio Advisors Private Equity Fund, L.P.	1,924	1,924	*
Private Equity Investor PLC	3,848	3,848	*
Private Equity Portfolio Fund III, LLC	3,079	3,079	*
Private Equity Portfolio Technology Fund, LLC	346	346	*
Ramsey Beirne Partners II, LLC	385	385	*
Rensselaer Polytechnic Institute	1,924	1,924	*
Riverwind Investment Pte Ltd	11,545	11,545	*
The Trustees of the Ronald Family Trust B	385	385	*
University of San Francisco	770	770	*
Boston Safe Deposit and Trust Company, solely in its capacity as Trustee for the SBC Master Pension Trust as directed by Shott Capital Management, LLC and not in its individual capacity	7,697	7,697	*
Shea-Paul Ventures, LLC	3,848	3,848	*
The Board of Trustees of the Leland Stanford Junior University	9,621	9,621	*
Stichting Pensioenfonds ABP	9,621	9,621	*
Stichting Pensioenfonds voor de Gezondheid, Geestelijke en Maatschappelijke Belangen	9,621	9,621	*
SunAmerica Investments, Inc.	3,579	3,579	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
SunAmerica Venture Fund 2000, L.P.	269	269	*
SVB Strategic Investors Fund, LP	3,848	3,848	*
TD Capital Private Equity Investors Partnership	2,202	2,202	*
TD Parallel Private Equity Investors Ltd.	1,646	1,646	*
Teacher Retirement System of Texas, a public pension fund and agency of the State of Texas	34,635	34,635	*
The Travelers Indemnity Company	1,284	1,284	*
The Travelers Insurance Company	641	641	*
United Gulf Investments Limited c/o Brown Brothers Harriman Trust Company (Cayman) Limited	1,924	1,924	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager	1,924	1,924	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 04/01/03	53	53	*
Utah Retirement Systems, by Abbott Capital Management, LLC as Investment Manager - 01/01/04	132	132	*
VenCap 6 Limited	1,924	1,924	*
VenCap 9 Limited	3,848	3,848	*
VCM Treuhand Beteiligungsverwaltung GmbH	5,772	5,772	*
Wachovia Investors, Inc.	1,924	1,924	*
Washington State Investment Board	38,483	38,483	*
University of Washington	2,309	2,309	*
Thomas Weisel Global Growth Partners (A), L.P.	1,638	1,638	*
Thomas Weisel Global Growth Partners (B), L.P.	5,097	5,097	*
The Wellcome Trust Limited, as Trustee of the Wellcome Trust	5,772	5,772	*
Worldwide Oak X Ltd.	770	770	*
Bandel L. Carano, Trustee of the Bandel L. Carano Trust UDT dated November 7, 2001	1,908,020 (4)	3,418	11.76%
Edward F. Glassmeyer	1,906,961 (5)	2,359	11.76%

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
F. & S. Harman Family Trust Created By Agreement Dated 7/26/96	1,970,279 (6)	2,677	12.15%
The Harman Family Irrevocable Trust F/B/O Allison S. Harman	247	247	*
The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman	247	247	*
The Harman Family Irrevocable Trust F/B/O Stephen F. Harman	247	247	*
Ann H. Lamont	1,907,330 (7)	2,728	11.76%
The Lamont Children’s 1998 Trust	690	690	*
David B. Walrod	1,905,804 (8)	1,709	11.76%
The David Black Family Partnership	882	882	*
Ann Gallagher 2000 GST Family Trust	59	59	*
Gerald P. Gallagher 2000 GST Family Trust	59	59	*
Megan Gallagher 2000 GST Family Trust	59	59	*
Grace A. Ames	353	353	*
Virginia K. Eddington	176	176	*
Munir R. Javeri	62	62	*
Ren B. Riley	176	176	*
Ifty A. Ahmed	176	176	*
Julie A. Cavaliere	176	176	*

Oak X Affiliates Fund, Limited Partnership(2)
557 Group	44	44	*
Sanjiv Ahuja	44	44	*
David Baylor	44	44	*
Birchwood Family Partnership	44	44	*
Peter and Fay Bisson	133	133	*
BNY Partners Fund II, LLC	554	554	*
BNY Partners Fund II, LLC 10/1/03	44	44	*
Ronald F. Borelli	44	44	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
John Christopher Boyle and Amy Marie Boyle, Trustees of the Boyle Family Trust U/D/T dated September 3, 1998	221	221	*
Lawrence V. Calcano	111	111	*
Ricardo C. Calvillo	44	44	*
James A. Cannavino	111	111	*
Harry J. and Deborah A. Carr	111	111	*
Stacey B. Case Living Trust	111	111	*
Andrew Chase and Laura Chasettees of the Chase 1991 Revocable Trust dtd 4/21/91	111	111	*
Yoon Jung Choi	44	44	*
Matthew L. Clark	44	44	*
Charles Cotton	44	44	*
Paul Lewis Davies III	221	221	*
De Geus — John Family Trust u/a DTD Sept 8, 1999	111	111	*
Steven J. Dietz	44	44	*
Diner P-3 Level One Limited Partnership	221	221	*
Dixon & Carol Doll Family Trust	177	177	*
Frank M. Dunlevy	133	133	*
Emerson Street Ventures	89	89	*
Equity Information Corporation Profit Sharing Plan	44	44	*
ESG INV 2001 LLC	44	44	*
FHP OXA, LLC a Nevada Limited Liability Company	133	133	*
Jesse M. Fink	221	221	*
Fortenbaugh — Lee Ventures, LLC	111	111	*
The Glenrock Group LLC	111	111	*
Richard B. Gold	44	44	*
Robert Goodman	111	111	*
Hatch Graham	44	44	*
GRBF (Jersey) Limited	89	89	*
Greenfield Family Limited Partnership	221	221	*
Randall A. Hack	44	44	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Robert C. Hagerty & Deanna Hagerty as Co-Trustees of The Hagerty Living Trust dated May 14, 1999	67	67	*
B. Kipling & Mary Ann Hagopian TTEES udt 3/25/88	221	221	*
Michael J. Herling	44	44	*
Basil Horangic	44	44	*
Thomas S. Huseby	44	44	*
Rupin and Pragna Javeri	44	44	*
John H. Johnson	67	67	*
Jones Living Trust	133	133	*
Chiiming Kao	44	44	*
John D. Karcher	221	221	*
Robert W. and Laurie Kitts	44	44	*
Michael R. Kourey and Michele M. Kourey as co-trustees of the Kourey Living Trust dated 1/3/97	67	67	*
Lanza Family Trust UA 11/2/82	33	33	*
Steven E. Lebow	133	133	*
Lewis & Stephanie Holdings Limited Partnership	67	67	*
Richard T. Liebhaber	44	44	*
Stephen J. Luczo	44	44	*
Jerome C. Marcus	133	133	*
MBF Investments, LLC	44	44	*
McEvoy-Worsencroft Family Trust U/A/D 7/29/94	133	133	*
Mejean Corporation	221	221	*
Stanley J. Meresman and Sharon A. Meresman, Trustees of the Meresman Family Trust U/D/T Dated September 13, 1989 as amended	221	221	*
J. Sanford Miller	221	221	*
Matthew D. Miller	67	67	*
Eileen M. More	221	221	*
Rowland T. Moriarty	44	44	*
William F. Murdy	44	44	*
Murphy Family Trust dated 2/17/2000	22	22	*

			Percentage of
			Common Stock
	Number of Shares of	Number of Shares of	Beneficially
	Common Stock	Common Stock That	Owned Assuming
Name of Selling	Beneficially	May Be Sold	Completion of This
Stockholder	Owned(1)	Pursuant Hereto	Offering
Arthur Richard Newton and Petra Michel, Trustees, Newton/Michel Family Trust, Dated July 16, 2002	67	67	*
O’Brien Family Trust	44	44	*
The Samuel J. and Sandra S. Parker Family Trust dated 9/10/82	89	89	*
Caitlin Pincus	133	133	*
The Price Trust utd 10/5/84	133	133	*
Providence Investment Company Limited	221	221	*
QIP II, LLC	89	89	*
Kristin and Kurt Rauschenbach	89	89	*
Douglas O. Reudink	44	44	*
Dave Schaeffer	44	44	*
David and Tracey Scheer	44	44	*
Phyllis Schwartz	11	11	*
Andrew B. Sessions and Rachelle K. Sessions, Trustees w/a/d 1/28/97	67	67	*
Ajit Shah	67	67	*
Nicholas H. Shelness & Maggi Allan	44	44	*
Roderick W. Shepard	133	133	*
The Simonian Living Trust	11	11	*
David R.A. Steadman	67	67	*
Thomas Stemberg Revocable Trust	111	111	*
Steve and Diana Strandberg	89	89	*
J. Leland Strange	89	89	*
Parviz Tayebati	221	221	*
Teton Ventures, LLC	89	89	*
TW Trust	44	44	*
TWP Oak X Investors LLC	89	89	*
Alex Vieux	111	111	*
Andrew M. Vought	133	133	*
John Wallace	67	67	*
James Wei	67	67	*
Alan L. Wurtzel Revocable Trust	89	89	*
Yarmouth Trust	221	221	*
Zisman Equities Group, LP	221	221	*

				Percentage of
				Common Stock
	Number of Shares of		Number of Shares of	Beneficially
	Common Stock		Common Stock That	Owned Assuming
Name of Selling	Beneficially		May Be Sold	Completion of This
Stockholder	Owned(1)		Pursuant Hereto	Offering
Bandel L. Carano, Trustee of the Bandel L. Carano Trust UDT dated November 7, 2001	1,908,020	(4)	64	11.76%
Edward F. Glassmeyer	1,906,961	(5)	64	11.76%
F. & S. Harman Family Trust Created By Agreement Dated 7/26/96	1,907,279	(6)	64	12.15%
Ann H. Lamont	1,907,330	(7)	64	11.76%
Dave Walrod	1,905,804	(8)	30	11.76%

*	Indicates beneficial ownership of less than 1.0% of the Company’s outstanding common stock.

(1)	Based on the Company’s review of filings with the Securities and Exchange Commission and other information available to the Company, the Company is not aware of any shares beneficially owned by the selling stockholders except as reflected in the table above.

(2)	As of May 5, 2004, Oak Investment Partners X, Limited Partnership and Oak X Affiliates Fund, Limited Partnership have distributed to their limited and general partners 633,555 shares and 10,172 shares, respectively, of the Company’s common stock obtained through the conversion of the Company’s series A convertible preferred stock. In turn, such general partners made distributions of the shares received to their respective members.

(3)	Includes 1,036 shares directly owned by Gerald R. Gallagher and 473 shares directly owned by Oak Investment Partners VI, Limited Partnership (“Oak VI, LP”). Mr. Gallagher is a Managing Member of Oak Associates VI, L.L.C., the General Partner of Oak VI, LP. Mr. Gallagher disclaims such beneficial ownership except with respect to shares directly owned by him.

(4)	Includes 3,482 shares directly owned by Bandel L. Carano, Trustee of the Bandel L. Carano Trust UDT dated November 7, 2001; 473 shares directly owned by Oak VI, LP; 1,872,008 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak Investment Partners X, Limited Partnership (“Oak X, LP”) plus accrued pay-in-kind dividends thereon; 1,968 options held on behalf of Oak X, LP which are currently exercisable; 30,057 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates Fund, Limited Partnership (“Oak X Affiliates, LP”) plus accrued pay-in-kind dividends thereon; and 32 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Excludes 247 shares held by each of The Harman Family Irrevocable Trust F/B/O Allison S. Harman, The Harman Family Irrevocable Trust F/B/O Kirsten E. Harman and The Harman Family Irrevocable Trust F/B/O Stephen F. Harman, for which Mr. Carano is a trustee. Mr. Carano is a Managing Member of Oak Associates VI, L.L.C., the General Partner of Oak VI, LP, a Managing Member of Oak Associates X, L.L.C. (“Oak Associates X”), the General Partner of Oak X, LP, and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Carano disclaims such beneficial ownership except with respect to shares directly owned by him.

(5)	Includes 2,423 shares directly owned by Edward F. Glassmeyer; 473 shares directly owned by Oak VI, LP; 1,872,008 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X, LP plus accrued pay-in-kind dividends thereon; 1,968 options held on behalf of Oak X, LP which are currently exercisable; 30,057 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates, LP plus accrued pay-in-kind dividends thereon; and 32 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Glassmeyer is a Managing Member of Oak Associates VI, L.L.C., the General Partner of Oak VI, LP, a Managing Member of Oak Associates X, the General Partner of Oak X, LP, and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Glassmeyer disclaims such beneficial ownership except with respect to shares directly owned by him.

(6)	Includes 2,741 shares directly held by F & S Harman Family Trust Created by Agreement Dated 7/26/96; 473 shares directly owned by Oak VI, LP; 1,872,008 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X, LP plus accrued pay-in-kind dividends thereon; 1,968 options held on behalf of Oak X, LP which are currently exercisable; 30,057 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates, LP plus accrued pay-in-kind dividends thereon; and 32 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Harman is a Managing Member of Oak Associates VI, L.L.C., the General Partner of Oak VI, LP, a Managing Member of Oak Associates X, the General Partner of Oak X, LP, and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Harman disclaims such beneficial ownership except with respect to shares held by F & S Harman Family Trust.

(7)	Includes 2,792 shares held directly by Ann H. Lamont; 473 shares directly owned by Oak VI, LP; 1,872,008 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X, LP plus accrued pay-in-kind dividends thereon; 1,968 options held on behalf of Oak X, LP which are currently exercisable; 30,057 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates, LP plus accrued pay-in-kind dividends thereon; and 32 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Ms. Lamont is a Managing Member of Oak Associates VI, L.L.C., the General Partner of Oak VI, LP, a Managing Member of Oak Associates X, the General Partner of Oak X, LP, and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Ms. Lamont disclaims such beneficial ownership except with respect to shares directly owned by her.

(8)	Includes 1,739 shares directly held by David B. Walrod; 1,872,008 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X, LP plus accrued pay-in-kind dividends thereon; 1,968 options held on behalf of Oak X, LP which are currently exercisable; 30,057 shares issuable upon conversion of shares of the Company’s series A convertible preferred stock directly owned by Oak X Affiliates, LP plus accrued pay-in-kind dividends thereon; and 32 options held on behalf of Oak X Affiliates, LP which are currently exercisable. Mr. Walrod is a Managing Member of Oak Associates X, the General Partner of Oak X, LP, and a Managing Member of Oak X Affiliates, L.L.C., the General Partner of Oak X Affiliates, LP. Mr. Walrod disclaims such beneficial ownership except with respect to shares directly owned by him.

Investing in our common stock involves a high degree of risk.

See “Risk Factors” beginning on page 33 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this Supplement is May 5, 2004